Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

MERGE HEALTHCARE ANNOUNCES FOURTH QUARTER AND 2006
YEAR END FINANCIAL RESULTS

Milwaukee, WI, March 8, 2007 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced financial results for the quarter and year ended December 31, 2006.

Fourth Quarter Results:

For the fourth quarter ended December 31, 2006, revenue totaled $13.2 million compared to $25.5 million in the fourth quarter ended December 31, 2005. During the fourth quarter of 2006, the Company recognized a goodwill impairment, trade name impairment and restructuring charge of $11.3 million, or $0.33 per share, primarily related to the right-sizing initiative announced in November 2006. Including this charge, Merge’s GAAP loss was $27.0 million or $0.80 per diluted share versus earnings of $2.8 million or $0.08 per diluted share during the same period last year.

Additionally, Merge Healthcare recorded a full income tax valuation allowance during the fourth quarter, relating primarily to the uncertainty of our ability to utilize our tax net operating loss carry forwards in future years.

Fiscal 2006 Year-end Results:

For the year ended December 31, 2006, revenue totaled $75.0 million compared to $82.6 million in the prior year. The Company’s GAAP loss totaled $258.5 million or $7.67 per diluted share, which included a goodwill impairment, trade name impairment and restructuring charge of $230.8 million, or $6.85 per share, versus a net loss of $2.7 million or $0.11 per diluted share in fiscal 2005.

The Company’s cash balance as of December 31, 2006 was $45.9 million, a decrease from $52.2 million at September 30, 2006 and a decrease from $64.3 million at December 31, 2005. Deferred revenue totaled $21.4 million at December 31, 2006, an increase from $20.4 million at September 30, 2006 and a decrease from $34.7 million at December 31, 2005.

Analysis of Results:

“These last few months have witnessed tremendous change at Merge. While our financial results will continue to lag some of our strategic decisions, we have made great strides in repositioning the company to become a leading global supplier of medical imaging and clinical applications solutions in the future,” stated Ken Rardin, Chief Executive Officer of Merge Healthcare. “While our return to profitability will not happen overnight, we are working diligently on the integration of our Cedara and Merge Healthcare businesses, and are seeing the fruits of our labor as the new senior management team is beginning to work very effectively together.” Mr. Rardin concluded, “We believe the worst is behind us and we are confident that the changes that we have made over the past several months will begin to pay off over the next several quarters. As I have stated previously, I still believe we are on track to return to a profitable growth company by the fourth quarter of this year.”

Conference Call Details:

The management of Merge Technologies Incorporated will conduct a conference call on Friday, March 9, 2007 at 10:00 AM (Eastern) to review fourth quarter results and provide an update of the company’s business operations and strategy. Following the review, a question and answer session will be conducted.

Investors will have the opportunity to listen to the conference call via phone or over the Internet at http://www.videonewswire.com/event.asp?id=38336. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay via the Internet will also be available shortly after the call. Detailed call and web cast information is also listed at: http://www.merge.com/CORP/investorrelations/confcalllist.asp.

# # #

Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, the risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005

Current assets:
Cash	$45,945	$64,278
Accounts receivable, net	17,210	23,624
Inventory	2,164	2,440
Prepaid expenses	1,660	2,646
Deferred income taxes	196	11,213
Other current assets	812	3,208

Total current assets	67,987	107,409
Property and equipment, net	3,940	4,440
Purchased and developed software, net	16,628	19,539
Other intangibles, net	9,511	11,789
Goodwill	124,407	350,634
Other	12,190	7,862

Total assets	$234,663	$501,673

Current liabilities:
Accounts payable	$8,284	$5,938
Accrued wages	6,244	5,870
Income taxes payable	4,033	3,894
Other accrued liabilities	2,381	3,453
Deferred revenue	18,175	30,918

Total current liabilities	39,117	50,073
Deferred income taxes	—	3,491
Deferred revenue	3,218	3,784
Other	633	484

Total liabilities	42,968	57,832
Total shareholders’ equity	191,695	443,841

Total liabilities and shareholders’ equity	$234,663	$501,673

The condensed consolidated balance sheets should be read in conjunction with the Company’s Annual Report on Form 10-K for 2006 which was filed with the Securities and Exchange Commission on March 8, 2007.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2006	2005	2006	2005

	(unaudited)	(unaudited)
Net sales
Software and other	$5,688	$17,702	$40,635	$60,120
Services and maintenance	7,486	7,758	34,407	22,481

Total net sales	13,174	25,460	75,042	82,601
Cost of sales:
Software and other	1,969	1,959	9,611	6,921
Services and maintenance	3,479	3,543	14,464	11,106
Amortization	1,944	3,989	5,532	7,740

Total cost of sales	7,392	9,491	29,607	25,767

Gross margin	5,782	15,969	45,435	56,834
Operating costs and expenses:
Sales and marketing	5,326	5,001	20,132	13,647
Product research and development	5,381	4,000	20,440	9,914
General and administrative	8,295	2,433	28,629	11,622
Acquired in-process research and development	—	—	—	13,046
Goodwill impairment, restructuring and other expenses	11,329	(219)	230,813	530
Depreciation and amortization	995	1,120	4,033	3,549

Total operating costs and expenses	31,326	12,335	304,047	52,308

Operating income (loss)	(25,544)	3,634	(258,612)	4,526
Other income	636	382	2,614	706

Income (loss) before income taxes	(24,908)	4,016	(255,998)	5,232
Income tax expense	2,130	1,237	2,460	7,889

Net income (loss)	$(27,038)	$2,779	$(258,458)	$(2,657)

Net income (loss) per share - basic	$(0.80)	$0.08	$(7.67)	$(0.11)

Weighted average number of common shares outstanding - basic	33,848,978	33,523,440	33,701,735	24,696,762

Net income (loss) per share - diluted	$(0.80)	$0.08	$(7.67)	$(0.11)

Weighted average number of common shares outstanding - diluted	33,848,978	34,930,278	33,701,735	24,696,762

The condensed consolidated statements of operations should be read in conjunction with the Company’s Annual Report on Form 10-K for 2006 which was filed with the Securities and Exchange Commission on March 8, 2007.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share data)

	Twelve Months Ended December 31,

	2006	2005

Cash flows from operating activities:
Net loss	$(258,458)	$(2,657)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,565	11,288
Provision for doubtful accounts receivable	289	723
Deferred income taxes	4,223	7,374
In-process research and development	—	13,046
Stock-based compensation	5,961	979
Goodwill and trade name impairment charge	226,118	—
Change in assets and liabilities, excluding effects from acquisitions:
Accounts receivable	6,125	(5,421)
Inventory	276	(439)
Prepaid expenses	986	(76)
Accounts payable	2,370	(3,474)
Accrued wages	350	765
Other accrued liabilities	(923)	(69)
Deferred revenue	(13,309)	6,973
Other assets	1,328	(5,117)
Other	139	(293)

Net cash provided by (used in) operating activities	(14,960)	23,602
Cash flows from investing activities:
Cash acquired in acquisitions, net of cash paid	—	9,644
Purchases of property, equipment and leasehold improvements	(1,252)	(2,996)
Purchased technology	(367)	—
Capitalized software development	(2,257)	(3,621)

Net cash provided by (used in) investing activities	(3,876)	3,027
Cash flows from financing activities:
Proceeds from exercise of stock options	471	9,508
Proceeds from employee stock purchase plan	33	65

Net cash provided by financing activities	504	9,573
Effect of exchange rate changes on cash	(1)	9

Net increase (decrease) in cash	(18,333)	36,211
Cash and cash equivalents, beginning of period	64,278	28,067

Cash and cash equivalents, end of period	45,945	64,278

The condensed consolidated statements of cash flows should be read in conjunction with the Company’s Annual Report on Form 10-K for 2006 which was filed with the Securities and Exchange Commission on March 8, 2007.